UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 18, 2014

SYSOREX GLOBAL HOLDINGS CORP.

 (Exact Name of Registrant as Specified in Charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Scott Blvd., Suite 440 Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 702-2167

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As reported in prior filings, on December 20, 2013, Sysorex Global Holdings Corp. (the “Company”) entered into an Agreement of Plan and Merger (the “Merger Agreement”) as amended on February 28, 2014, to acquire 100% of the capital stock of AirPatrol Corporation (“AirPatrol”), a company in the  mobile cyber-security and location-based services (LBS) space with leading-edge solutions and proprietary intellectual property, for a purchase price equal to (a) $10,000,000 in cash, subject to certain adjustments, allocated to and among certain creditors, payees, holders of AirPatrol’s issued and outstanding capital stock and (b) 2,000,000 shares (after giving effect to a reverse stock split) of Company common stock, of which 800,000 shares shall be held in escrow for one year, as security to satisfy any indemnity claims that may be owed by the AirPatrol stockholders to the Company (the “Merger Consideration”).   The Merger Consideration also includes an earnout, half of the value of which would be in stock and the other half in cash (unless otherwise agreed or required pursuant to the Merger Agreement) payable to the stockholders of AirPatrol in 2015 in accordance with the following formula:  if for the five-quarter period ending March 31, 2015, AirPatrol Net Income meets or exceeds $3,500,000, the Company shall pay to the AirPatrol shareholders an earnout payment equal to (i) AirPatrol Net Income, divided by $5,000,000, times (ii) $10,000,000, provided that the total earnout payment (in cash and stock) shall not exceed $10,000,000.  The closing of the Merger was conditioned upon the consummation of an initial public offering of the Company’s common stock with gross proceeds of at least $10,000,000 on terms acceptable to the Company and certain other customary conditions.  The Company’s initial public offering registration statement was declared effective on April 8, 2014, and the offering was completed on April 14, 2014.

Amendment to Merger Agreement

On April 18, 2014, the parties to the Merger Agreement entered into an Amendment No. 2, under which Company agreed to (i) modify the working capital adjustment provision of the Merger Agreement, (ii) modify the distribution of the earnout, (iii) enter into a non-competition agreement with Brad Rotter (former Chairman and significant stockholder of AirPatrol) in exchange for allocation of consideration to Mr. Rotter, (iv) modify the AirPatrol retention plan (Exhibit H to the Merger Agreement) to reduce cash consideration and increase stock consideration paid to Cleve Adams, in addition to other modifications as set forth in the full text of Amendment No. 2, included with this current report as Exhibit 2.8. None of these modifications resulted in any increase to the Merger Consideration.

The working capital adjustment provision, which otherwise would have resulted in a deduction entirely from cash merger consideration of approximately $1.27 million, was adjusted so that instead approximately $486,000 was deducted from cash merger consideration, and the balance of approximately $786,000 was deducted from stock merger consideration (resulting in 157,192 fewer shares of Sysorex common stock issued as stock merger consideration at the closing).

Six former holders of warrants to purchase AirPatrol common stock entered into agreements with AirPatrol to terminate their warrants, which by their terms would not otherwise terminate upon closing of the Merger.  As consideration and inducement for the warrant holders to terminate their warrants and provide a release of obligations to AirPatrol, the Company agreed to modify the holdback escrow and earnout distribution provisions in order to permit the former warrant holders to participate and receive proceeds from the holdback escrow and earnout (if paid).  As modified, the first $0.281685 per share of merger consideration shall be distributed to the former AirPatrol stockholders, who immediately prior to closing held an aggregate of approximately 45.6 million shares of AirPatrol.  If the total value of consideration (including the consideration paid at closing, the holdback shares, and earnout) received by the former holders of AirPatrol common stock on the date of closing exceeds $0.281685 per share, the excess shall be shared pro rata by the former holders of AirPatrol common stock and the warrant holders, who will be treated for purposes of the distribution provisions as being the former holders of an aggregate of 7,527,633 shares of AirPatrol common stock.

On April 18, 2014 the Company entered into a Non-Competition Agreement with Bradley Rotter, the former Chairman of the Board of AirPatrol and former significant stockholder, as agreed pursuant to Amendment No. 2.  The agreement restricts Mr. Rotter from competing against the Company and its affiliates in North America or other jurisdictions in which AirPatrol conducts business, or from soliciting its employees, for a period of three years after closing.  In consideration for the foregoing the Company agreed to allocate to Mr. Rotter 30,000 shares of its common stock and $75,000 in cash, out of the Merger Consideration.

The Company agreed to modify the AirPatrol retention plan adopted in connection with the Merger, reducing the amount of cash and increasing the amount of stock issued and paid to Guy Levy-Yurista at closing.  As adjusted, the parties agreed that Mr. Levy-Yurista would receive $100,000 in cash and 40,000 shares (after giving effect to the April 8, 2014 reverse stock split) of Company common stock at closing as a part of his overall retention plan compensation package.

Non-Competition Agreements

In connection with the closing of the Merger and pursuant to the Merger Agreement, on April 18, 2014 the Company entered into non-competition agreements with each of the continuing executive officers of AirPatrol Corporation: Cleve Adams (Chief Executive Officer), Sage Osterfeld (Chief Marketing Officer) and Bobby Hernandez (Vice President of Sales).  These agreements were entered into in consideration for continued employment on the terms agreed, in addition to other benefits and payments in connection with the Merger.  Each non-competition agreement restricts the executive officer from competing against the Company and its affiliates in North America or other jurisdictions in which AirPatrol conducts business, or from soliciting employees of the Company or affiliates, for a period of three years after closing.

Employment Agreements

In connection with the closing of the Merger and pursuant to the Merger Agreement, on April 18, 2014 AirPatrol Corporation (a wholly-owned subsidiary of the Company upon closing of the Merger) entered into employment agreements with each of Cleve Adams (Chief Executive Officer) with base compensation of $300,000 per year, Guy Levy-Yurista (Chief Technology Officer) with base compensation of $190,000 per year, Sage Osterfeld (Chief Marketing Officer) with base compensation of $180,000 per year and Bobby Hernandez (Vice President of Sales) with base compensation of $190,000 per year.  Each executive employee may be eligible to receive an annual bonus ranging from zero to 50% of base compensation, and determined in accordance with mutually agreed Company and employee performance goals and objectives.  Each executive employee is also entitled to participate in the Company’s option plan or plans, receive benefits consistent with similarly situated employees of the Company, and shall be entitled to reimbursement of reasonable expenses.  Each employment relationship is “at-will”, and any party may voluntarily terminate the agreement upon 30 days written notice.  If the Company terminates an executive’s agreement without cause, the executive terminates for good reason, or the executive’s employment agreement is not assumed in a change of control transaction, the executive may be entitled to a severance payment equal to three to six months’ of his base salary.  In addition, each agreement contains customary provisions relating to confidentiality, use of Company proprietary information, and disposition of corporate opportunities.

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Merger described in Item 1.01 was consummated on April 18, 2014, and as a result the Company became the holder of 100% of the outstanding capital stock of AirPatrol Corporation.  At the closing, the Company (i) paid or initiated actions to pay a total of $8,466,258 to various former stockholders, former noteholders, former directors, professional service firms and continuing officers, (ii) issued a total of 1,042,809 shares of its common stock to former stockholders, directors, and continuing officers of AirPatrol, and to the investment banking firm of AGC Partners, LLC, and (iii) issued 800,000 shares of its common stock into a holdback escrow.  A working capital adjustment applied at closing reduced cash consideration by approximately $486,000 and reduced stock merger consideration by 157,192 shares.  Additionally, a total of $1,047,781 was deducted from cash merger consideration in conjunction with repayment of AirPatrol’s indebtedness to the Company (see paragraph titled “Repayment of $1,000,000 Secured Loan” below). None of the persons receiving merger consideration from the Company at the closing had any material relationship, other than in respect of the Merger transaction, with the Company, its affiliates, directors, officers, or any associate of such directors and officers.

Of the cash consideration paid at closing, approximately $6.3 million was paid to noteholders and other creditors of AirPatrol, $735,000 was paid toward the satisfaction of employee obligations and employee transaction-related expenses, and approximately $1.4 million was paid toward other investment banking, legal, accounting and consulting transaction expenses.

Of the stock merger consideration issued at closing, 821,738 shares were issued to the former holders of Series A Preferred Stock of AirPatrol (or its assignees) and holders of similar preferential rights, a total of 150,000 shares were issued to former directors of AirPatrol, Cleve Adams (CEO of AirPatrol) and Guy Levy-Yurista (CTO of AirPatrol), and a total of 71,071 shares were issued to certain noteholders, Bradley Rotter and AGC Partners, LLC in lieu of cash.

AirPatrol develops indoor device locationing, monitoring and management technologies for mobile devices operating on WiFi, cellular and wideband RF networks. AirPatrol has two product lines. The first is a mobile security platform that locates devices operating within a monitored area, determines their compliance with network security policies for that zone, and then can trigger policy modification of device apps and/or features - either directly or via leading third party mobile device, application and network management tools. AirPatrol’s other product is a commercial platform for enabling location and/or context-based services and information delivery to mobile devices based on zones as small as 10 feet or as large as a square mile. The monitored areas may include a building, a campus, a mall, and outdoor regions like a downtown.  Unlike other mobile locationing technologies, AirPatrol technologies use passive sensors that work over both cellular and WiFi networks and offer device locationing and zone-based app and information delivery accurate to within 10 feet - three to five times more precise than the industry standard. Additionally, unlike geo-fencing systems, AirPatrol technologies are capable of simultaneously enabling different policies and delivering different apps or information to multiple devices within the same zone based on contexts such as the type of device, the device user and time of day.

AirPatrol’s products and technologies deliver solutions to address an exploding global location-based mobile security and services (LBS) market currently estimated to be more than $12 billion in 2014, growing at a fast rate (Jupiter Research, 2013).  AirPatrol has 15 patents currently pending in the areas of context-aware policy management, RF detection, cellular monitoring, end node network applications for mobile devices and related technologies. Customers for the security platforms are big box retailers, healthcare facilities, property managers (malls, shopping centers, etc.), hotels and resorts, gaming operators and government agencies. This platform requires no app installation for anonymous collection of behavioral data such as traffic flow, entry and exit patterns, length of stay and other business intelligence and analytics functions. It also serves as location-based services, sales and marketing system. In these cases, the security platform connects to third party apps on a user’s mobile device that provide functions such as location-based offers, discounts and suggestive selling, VIP service functions (for hotels, resorts, casinos, etc.), and location-based information delivery such as mobile-based guided tours of historic sites, points of interest and museums, shopping center maps, building floor plans and so on.

Repayment of $1,000,000 Secured Loan

Pursuant to a Loan Agreement dated as of August 30, 2013, the Company loaned AirPatrol $1 million evidenced by a secured promissory note due April 29, 2014, as amended on February 28, 2014.  The Note bears interest at 8% per annum secured by all assets of AirPatrol.  Upon the closing of the Merger on April 18, 2014, the Note became due and payable.  On the closing date, AirPatrol repaid the principal and interest of the Note totaling $1,047,781 as a deduction from merger consideration, consisting of $1,000,000 in principal and $47,781 in interest.

AirPatrol Financial Statements

Reference is made to the audited financial statements of AirPatrol Corporation, included as Exhibit 99.1 to this current report, which information is hereby incorporated by reference.

Pro Forma Financial Information

Reference is made to the pro forma financial information of the Company included as Exhibit 99.2 to this current report, which presents the consolidated results of operations of the Company, AirPatrol, Lilien Systems (acquired by the Company in 2013), and Shoom, Inc. (acquired by the Company in 2013) for the year ended December 31, 2013 as if all of the foregoing business combinations had occurred on January 1, 2013.  The foregoing pro forma financial information is hereby incorporated by reference.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES

On April 18, 2014, in connection with the closing of the Merger, the Company issued 1,042,809 shares of restricted common stock to the former holders of Series A Preferred Stock of AirPatrol Corporation (including assignees of the same, and holders of similar preferential rights), as well as to certain former directors and continuing officers of AirPatrol pursuant to the Merger Agreement referenced in item 1.01 above.  In addition, the Company issued 800,000 into a holdback escrow for the benefit of the former common stockholders of AirPatrol, consisting of accredited investors and fewer than 35 unaccredited investors.

The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and where noted pursuant to Regulation D under the Securities Act of 1933.  The Company relied on the representations made in investor questionnaires, written representations or other agreements signed by the stock merger consideration recipients.

The Company agreed to file an “evergreen” shelf registration statement on Form S-1 pursuant to Rule 415 under the Securities Act (or any successor provisions) within 30 days following the closing of the Merger, providing for an offering to be made on a continuous basis of the Company common stock issued pursuant to the Merger Agreement. The Company agreed to use reasonable best efforts to cause the shelf registration statement to become effective within 180 days of the closing, and to maintain effectiveness for a period of two years.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.	Description
2.6

Agreement and Plan of Merger dated as of December 20, 2013, by and among Sysorex Global Holdings Corp., AirPatrol Corporation, AirPatrol Acquisition Corp. I, AirPatrol Acquisition Corp. II, and Shareholders Representative Services LLC. (2)

2.7	Amendment No. 1 to Agreement and Plan of Merger dated February 28, 2014 with AirPatrol Corporation (3)
2.8*	Amendment No. 2 to Agreement and Plan of Merger dated April 18, 2014 with AirPatrol Corporation
3.3*	Articles of Merger between AirPatrol Acquisition Corp. I and AirPatrol Corporation (as surviving corporation), effective on April 18, 2014.
3.4*	Articles of Merger between AirPatrol Corporation and AirPatrol Acquisition Corp. II (as surviving corporation), effective on April 18, 2014.
10.9	Loan Agreement dated as of August 30, 2013 by and between AirPatrol Corporation and Sysorex Global Holdings Corp. (1)
10.10	Secured Promissory Note dated August 30, 2013 from AirPatrol Corporation to Sysorex Global Holdings Corp. (1)
10.11	Security Agreement dated as of August 30, 2013 by and between AirPatrol Corporation and Sysorex Global Holdings Corp. (1)
10.12	Subordination Agreement dated as of August 30, 2013 by and between Sysorex Global Holdings Corp. and Note Holders (1)
10.13	Employment Agreement dated as of December 20, 2013 by and between AirPatrol Corporation and Cleve Adams (2)
10.14	Amendment to Secured Promissory Note dated February 28, 2014 from AirPatrol Corporation to Sysorex Global Holdings Corp (3)
10.17*	Non-Competition Agreement dated April 16, 2014 by and among Sysorex Global Holdings Corp., AirPatrol Corporation and Cleve Adams
10.18*	Non-Competition Agreement dated April 16, 2014 by and among Sysorex Global Holdings Corp., AirPatrol Corporation and Sage Osterfeld
10.19*	Non-Competition Agreement dated April 16, 2014 by and among Sysorex Global Holdings Corp., AirPatrol Corporation and Bobby Hernandez
10.20*	Non-Competition Agreement dated April 16, 2014 by and among Sysorex Global Holdings Corp., AirPatrol Corporation and Bradley Rotter
10.21*	Retention Plan adopted in connection with the Agreement and Plan of Merger referenced in Exhibit 2.6, as amended
99.1*	Audited Financial Statements of AirPatrol Corporation for the years ending December 31, 2012 and 2013
99.2*	Pro Forma Financial Information of the Company, including financial information of AirPatrol Corporation, Lilien Systems and Shoom, Inc.
99.3*	Press Release dated April 9, 2014.

*   Filed herewith.

(1)

Filed on December 9, 2013 with Amendment No. 2 to the Company’s Registration Statement on Form S-1 (No. 333-191648) filed on October 9, 2013 (“Registration Statement”).

(2)

Filed on January 21, 2014 with Amendment No. 3 to the Registration Statement.

(3)

Filed on March 13, 2014 with Amendment No. 4 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX GLOBAL HOLDINGS CORP.

Dated: April 24, 2014	By:	/s/ Nadir Ali
Name: Nadir Ali
Title: Chief Executive Officer